As filed with the Securities and Exchange Commission on
                    January 2, 1996.

                                 Registration No. 33-59683
----------------------------------------------------------

           SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


              POST-EFFECTIVE AMENDMENT NO. 1 TO
                   REGISTRATION STATEMENT
                         ON FORM S-8
                            under
                The Securities Act of 1933

                    ENOVA CORPORATION
  (Exact name of registrant as specified in its charter)


       California                        33-0643023
------------------------          ------------------------
(State or other jurisdiction of       (I.R.S. Employer
incorporation or organization)         Identification No.)


     101 Ash Street
San Diego, California                         92101
----------------------             -----------------------
(Address of Principal                       (Zip Code)
  Executive Offices)


   THE SAVINGS PLAN OF SAN DIEGO GAS & ELECTRIC COMPANY
   ______________________________________________________
                   (Full title of the plan)

                       DAVID R. CLARK
      Assistant General Counsel and Assistant Secretary
                      Enova Corporation
                       101 Ash Street
                 San Diego, California 92101
                       (619) 696-2000
                ______________________________
                 (Name, address and telephone
                 number, including area code,
                     of agent for service)
                       _________________


     This Post-Effective Amendment No. 1 to Registration
Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

   ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT


     Enova Corporation ("Registrant" - formerly known as
SDO Parent Co., Inc.) is the successor issuer to the Common Stock, without par value, of San Diego Gas &
Electric Company ("SDG&E").  On January 1, 1996, the
Registrant became the parent company of SDG&E and the issued and outstanding shares of SDG&E Common Stock were exchanged, on a share-for-share basis, for the Common
Stock, without par value, of the Registrant.  This Post-
Effective Amendment No. 1 to SDG&E's Registration
Statement on Form S-8 (No. 33-59683) is filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended
(the "Securities Act"). The Registrant expressly adopts such Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of
1934, as amended (the "Exchange Act").

                            PART I
   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


*Item 1.  PLAN INFORMATION.

*Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION.

_______________________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                           PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference.

     The following documents, filed by the Registrant, SDG&E or The Savings Plan of San Diego Gas & Electric
Company (the "Plan") with the Securities and Exchange
Commission (the "SEC"), are incorporated by reference in this Registration Statement:

     (a) SDG&E's Annual Report on Form 10-K for the year ended December 31, 1994; and (i) The Plan's Annual Report on Form 11-K for the year ended June 30, 1994 and (ii) the Plan's Transition Report on Form 11-K for the six-month period ended December 31, 1994;

     (b)  All other reports filed pursuant to Section
13(a) or 15(d) of the Exchange Act since December 31,
1994; and

     (c)  The description of the Registrant's Common
Stock, without par value (the "Common Stock"), contained in the Registrant's registration statement for the Common
Stock filed under the Exchange Act (File No. 1-11439) and declared effective on December 27, 1995, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c),
14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Restated Articles of Incorporation and the Bylaws of the Registrant eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of the Registrant shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. The Registrant maintains liability insurance, and the Registrant is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

     See Index to Exhibits.

     The Registrant undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Employee Retirement
Income Security Act of 1974, as amended.

Item 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

              (ii)  To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-
Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 29, 1995.

                         ENOVA CORPORATION, a California
                         corporation



                    By: */s/ Thomas A. Page
                       -------------------------------
                        Thomas A. Page
                        Chairman of the Board, Chief
                        Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration
Statement has been signed by the following persons in the capacities and on the date indicated:

  Signature                   Title                   Date
  ---------                   -----                   ----


*/s/Thomas A. Page   Chairman of the Board,  December 29, 1995
-------------------- Chief Executive Officer
Thomas A. Page       and President (Principal
                     Executive Officer)

*/s/David R. Kuzma    Senior Vice President  December 29, 1995
--------------------  and Chief Financial
David R. Kuzma        Officer (Principal
                      Financial Officer)

*/s/Frank H. Ault     Vice President,        December 29, 1995
--------------------  Controller (Principal
Frank H. Ault         Accounting Officer)


Directors (other than Mr. Page):

*/s/Richard C. Atkinson       Director      December 29, 1995
------------------------
Richard C. Atkinson

*/s/Ann Burr                  Director      December 29, 1995
------------------------
Ann Burr

*/s/Richard A. Collato        Director      December 29, 1995
------------------------
Richard A. Collato

*  /s/ Daniel W. Derbes       Director      December 29, 1995
------------------------
Daniel W. Derbes

*/s/Catherine T. Fitzgerald   Director      December 29, 1995
---------------------------
Catherine T. Fitzgerald

*/s/ Robert H. Goldsmith      Director      December 29, 1995
------------------------
Robert H. Goldsmith

*/s/William D. Jones          Director      December 29, 1995
------------------------
William D. Jones

*/s/Ralph R. Ocampo           Director      December 29, 1995
------------------------
Ralph R. Ocampo

*/s/Thomas C. Stickel         Director      December 29, 1995
------------------------
Thomas C. Stickel

*By:   /s/ David R. Snyder
    ----------------------
    Attorney-in-Fact

The Plan
--------

     Pursuant to the requirements of the Securities Act of 1933, the members of the Savings Plan Committee of San
Diego Gas & Electric Company have duly caused this Post-
Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 29, 1995.


*     /s/ Frank H. Ault         *   /s/ Stephen L. Baum
--------------------------      --------------------------
Frank H. Ault, Chairman         Stephen L. Baum

*    /s/ Gary D. Cotton         *  /s/ Donald E. Felsinger
--------------------------      --------------------------
Gary D. Cotton                  Donald E. Felsinger


*    /s/ Margot A. Kyd          *   /s/ Thomas A. Page
--------------------------      --------------------------
Margot A. Kyd                   Thomas A. Page


* By:   /s/ David R. Snyder
     ------------------------
     Attorney-in-Fact

                       INDEX TO EXHIBITS
                       -----------------


Exhibit                                     Sequentially
Number        Exhibit                      Numbered Page
------        -------                      -------------

 2.0          Agreement of Merger (causing        -
              the Registrant to become the
              holding company of SDG&E)
              (incorporated by reference
              to the Registration Statement
              on Form 8-B/A of the Registrant
              (No. 001-11439)(Exhibit 2.0)).

 3.1          Registrant's Restated Articles of   -
              Incorporation (incorporated by
              reference to the Registration
              Statement on Form 8-B/A of the
              Registrant (No. 001-11439)
              (Exhibit 3.1)).

 3.2          Registrant's Bylaws (incorporated by -
              reference to the Registration
              Statement on Form 8-B/A of the
              Registrant (No. 001-11439)
              (Exhibit 3.2)).

*5            Opinion of N. A. Peterson,          -

23.1          Consent of Deloitte & Touche
              LLP.

*23.2         Consent of N. A. Peterson           -
              (included as part of Exhibit
              5).

24.1          Power of Attorney for Members of
              the Board of Directors of the Registrant.

24.2          Power of Attorney for Members of
              the Savings Plan Committee of
              San Diego Gas & Electric Company.

24.3          Substitution of Power of Attorney for
              Members of the Savings Plan Committee of
              San Diego Gas & Electric Company.

24.4          Power of Attorney for Certain Officers
              of the Registrant.

*99.1         Savings Plan of the Registrant.

_________

*  Previously filed with the original Registration
Statement.